EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-8 of our report, dated January 3, 2007, on our audits of the consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of and for the years ended September 30, 2006 and 2005, which report includes an explanatory paragraph related to the Company’s ability to continue as a going concern.

Roseland, New Jersey
February 7, 2007